As filed with the Securities and Exchange Commission on December 4, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Timberland Company
(Exact name of registrant as specified in its charter)

Delaware	02-0312554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
200 Domain Drive
Stratham, New Hampshire 03885
(Address of principal executive offices, including zip code)

1991 Employee Stock Purchase Plan, as amended
(Full title of the plan)

DANETTE WINEBERG, ESQ.
Vice President, General Counsel and Secretary
The Timberland Company
200 Domain Drive
Stratham, New Hampshire 03885
603-772-9500
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
SCOTT PUESCHEL, P.C.
Pierce Atwood LLP
One New Hampshire Avenue
Third Floor, Suite 350
Portsmouth, New Hampshire 03801
857-277-6900
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price	aggregate	Amount of
registered	registered(1)	per share(2)	offering price(2)	registration fee
Class A Common Stock, par value $0.01 per share	200,000 shares	$16.51	$3,302,000	$184.25

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such additional shares of the Class A Common Stock, par value $0.01 per share, of The Timberland Company (the “Company”) as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company’s Class A Common Stock, par value $0.01 per share, as reported on the New York Stock Exchange on November 30, 2009.

Item 8. Exhibits.
SIGNATURES AND POWERS OF ATTORNEY
EXHIBIT INDEX
EX-5
EX-23.1

REGISTRATION OF ADDITIONAL SECURITIES
     The purpose of this Registration Statement is to register an additional 200,000 shares of the Class A Common Stock, par value $0.01 per share, of The Timberland Company (the “Company”) for issuance under the Company’s 1991 Employee Stock Purchase Plan, as amended. In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference the contents of the Company’s Registration Statement on Form S-8, File No. 333-84959.
Item 8. Exhibits.

Exhibit	Description

4.1	(a) Restated Certificate of Incorporation dated May 14, 1987(1).

(b) Certificate of Amendment of Restated Certificate of Incorporation dated May 22, 1987(1).

(c) Certificate of Ownership merging The Nathan Company into The Timberland Company dated July 31, 1987(1).

(d) Certificate of Amendment of Restated Certificate of Incorporation dated June 14, 2000(1).

(e) Certificate of Amendment of Restated Certificate of Incorporation dated September 27, 2001(2).

4.2	Amended and Restated By-Laws, dated February 28, 2007(3).

4.3	Revised specimen stock certificate for shares of the Company’s Class A Common Stock(4).

5	Opinion of Pierce Atwood LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Pierce Atwood LLP (included in its opinion in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Powers of Attorney).

(1)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and incorporated herein by reference.

(2)	Filed on October 26, 2001, as an exhibit to the Company’s Registration Statement on Form S-8 (SEC Registration No. 333-72248), and incorporated herein by reference.

(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 2, 2007, and incorporated herein by reference.

(4)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference.

SIGNATURES AND POWERS OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stratham, the State of New Hampshire, on December 4, 2009.

The Timberland Company
By:	/s/ Jeffrey B. Swartz
	Name:	Jeffrey B. Swartz
	Title:	President and Chief Executive Officer

     Further, we, the undersigned officers and directors of The Timberland Company (the “Company”) hereby severally constitute and appoint Carrie W. Teffner, Danette Wineberg and Kristine E. Marvin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-8 of the Company, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 4, 2009.

Signature	Title

/s/ Sidney W. Swartz	Chairman of the Board and Director
Sidney W. Swartz

/s/ Jeffrey B. Swartz	President, Chief Executive Officer and Director
Jeffrey B. Swartz	(Principal Executive Officer)

/s/ Carrie W. Teffner	Vice President and Chief Financial Officer
Carrie W. Teffner	(Principal Financial Officer)

/s/ John J. Fitzgerald, Jr.	Vice President, Corporate Controller and Chief Accounting Officer
John J. fitzgerald, jr.	(Principal Accounting Officer)

/s/ Ian W. Diery	Director
Ian W. Diery

Signature	Title

/s/ John A. Fitzsimmons	Director
John A. Fitzsimmons

/s/ Virginia H. Kent	Director
Virginia H. Kent

/s/ Kenneth T. Lombard	Director
Kenneth T. Lombard

/s/ Edward W. Moneypenny	Director
Edward W. Moneypenny

/s/ Peter R. Moore	Director
Peter R. Moore

/s/ Bill Shore	Director
Bill Shore

/s/ Terdema L. Ussery, II	Director
Terdema L. Ussery, II

/s/ Carden N. Welsh	Senior Vice President, Chief Administrative Officer and Director
Carden N. Welsh

EXHIBIT INDEX

Exhibit	Description

4.1	(a) Restated Certificate of Incorporation dated May 14, 1987(1).

(b) Certificate of Amendment of Restated Certificate of Incorporation dated May 22, 1987(1).

(c) Certificate of Ownership merging The Nathan Company into The Timberland Company dated July 31, 1987(1).

(d) Certificate of Amendment of Restated Certificate of Incorporation dated June 14, 2000(1).

(e) Certificate of Amendment of Restated Certificate of Incorporation dated September 27, 2001(2).

4.2	Amended and Restated By-Laws, dated February 28, 2007(3).

4.3	Revised specimen stock certificate for shares of the Company’s Class A Common Stock(4).

5	Opinion of Pierce Atwood LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Pierce Atwood LLP (included in its opinion in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Powers of Attorney).

(1)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and incorporated herein by reference.

(2)	Filed on October 26, 2001, as an exhibit to the Company’s Registration Statement on Form S-8 (SEC Registration No. 333-72248), and incorporated herein by reference.

(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 2, 2007, and incorporated herein by reference.

(4)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference.